[EXHIBIT 10.2 TO COLONIAL ENERGY'S
               REGISTRATION STATEMENT ON FORM S-4]

               FIRST AMENDMENT TO RIGHTS AGREEMENT


      This FIRST AMENDMENT TO RIGHTS AGREEMENT dated as of _____________, 1998 among Colonial Gas Company, a Massachusetts corporation ("Colonial Gas"), Colonial Energy, a Massachusetts business trust ("Colonial Energy") and BankBoston, N.A., a national banking association (f/k/a The First National Bank of Boston), (the "Rights Agent").

     WHEREAS, Colonial Gas and the Rights Agent entered into that certain Rights Agreement dated as of December 1, 1993 (the
"Rights Agreement") pursuant to which Colonial Gas adopted a shareholder rights plan and declared a dividend distribution of one share purchase right (a "Right") for each outstanding share of Common Stock, par value $3.33 per share (the "Colonial Gas Common Stock") of Colonial Gas to stockholders of record at the close of business on December 1, 1993;

      WHEREAS, each Right entitles the record holder to purchase from Colonial Gas 1/100th of a share (a "Unit") of Series A-1 Junior Participating Preferred Stock, par value $25.00 per share (the "Junior Preferred Stock") of Colonial Gas, at the price of $60 per Unit subject to adjustments set forth in the Rights Agreement;

      WHEREAS, the shareholders of Colonial Gas have approved a reorganization pursuant to an Agreement and Plan of Merger, dated as of March __, 1998 (the "Merger Agreement") providing for (i) merger of Mergeco, Inc., a Massachusetts utility corporation and a wholly- owned subsidiary of Colonial Energy, into Colonial Gas (the "Merger"), (ii) the exchange by Colonial Gas shareholders of their shares of Colonial Gas Common Stock for an equal number of shares of beneficial interest of Colonial Energy, par value $3.33 per share (the "Colonial Energy Common Shares"), and (iii) Colonial Gas becoming a wholly-owned subsidiary of Colonial Energy; and

      WHEREAS, the directors of Colonial Gas have determined that the shareholder rights plan of Colonial Gas should be transferred to Colonial Energy, and the parties hereto have determined to amend the Rights Agreement as set forth below;

      NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties agree as follows:

      Section 1. Transfer of Rights Agreement. Effective as of the Merger's Effective Time (as defined in Article I of the Merger Agreement), Colonial Gas hereby transfers and assigns to Colonial Energy, and Colonial Energy hereby assumes and agrees to perform as successor to Colonial Gas as the "Company" under the
Rights Agreement, all rights, privileges, liabilities and obligations of the Company under the Rights Agreement, as amended by this Amendment.

      Section 2. Amendment to Defined Terms. Effective as of the Effective Time of the Rights Agreement and each Exhibit attached thereto (including without limitation the Form of Rights Certificate attached as Exhibit B) shall be amended as follows:

       (a) The reference in the introductory paragraph to "Colonial Gas Company, a Massachusetts corporation" shall be replaced with "Colonial Energy, a Massachusetts business trust".

     (b) All other references to "Colonial Gas Company" shall be replaced with "Colonial Energy", and references to the term the "Company" shall be deemed to be references to "Colonial Energy".

     (c) The recital is hereby amended by deleting the following words in the second to last line "Form of Vote Establishing the Series A-1 Junior Participating Preferred Stock" and replacing them with "Designation of Series A-1 Junior Participating Preferred Shares".

      (d)   Exhibit A is hereby replaced with Appendix A attached
to  the Colonial Energy Declaration of Trust dated March 3,  1998 as a new Exhibit A.

     (e) All references to "Directors", the "Board" or "Board of Directors" shall be replaced with "Trustees".

      (f) All references to "Continuing Director" shall be replaced with "Continuing Trustee".

      (g) All references to the "capital stock" or "Stock" of Colonial Gas shall be replaced with "Shares" of Colonial Energy, including the following:

           (1) references to "Common Stock" shall be replaced with "Common Shares" of Colonial Energy; and

           (2) references to "Preferred Stock" or "Preferred Shares" shall be replaced with "Junior Preferred Shares" of
Colonial Energy and references to "Series A-1 Junior Participating Preferred Stock" shall be replaced with "Series A-1 Junior Participating Preferred Shares" of Colonial Energy.

      (h)   All references to "Massachusetts Department of Public
Utilities"   or   "DPU"   shall  be  replaced   respectively   by
"Massachusetts  Department of Telecommunications and  Energy"  or
"DTE".

      (i) All references to "Stock Acquisition Date" shall be replaced with "Share Acquisition Date".

      (j) All references to "The First National Bank of Boston" shall be replaced with "BankBoston, N.A." and references to the Rights Agent shall be references to BankBoston, N.A.

      Section 3. Rights and the Record Date. Notwithstanding the foregoing changes, for purposes of determining the holders of Rights declared for the period from and including the Record Date to the Effective Time, each Right has been authorized and declared for each share of common stock, par value $3.33 per share, of Colonial Gas Company outstanding on the Record Date or issued during such period. After the Effective Time, Rights will be declared for each Colonial Energy Common Share issued for the period after the Effective Time to the Distribution Date.

     Section 4. Certificate. Concurrently with the execution of this Amendment Colonial Gas has delivered to the Rights Agent a certificate from an appropriate officer of Colonial Gas stating that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

      Section 5. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts made and to be performed entirely within such Commonwealth.

     Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall be for all purposes deemed to be an original in all such counterparts together shall constitute but one in the same instrument.

      Section 7. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or effect the meaning or construction of any of the provisions hereof.

       Section 8. Effectiveness. Except to the extent specifically amended hereby, the Rights Agreement and all related documents as amended hereby shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Rights Agreement, or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

      Section 9. Benefits of this Amendment. Nothing in this Amendment shall be construed to give any Person other than Colonial Energy, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Colonial Energy Common Shares) any legal or equitable right, remedy or claim under the Rights Agreement as amended hereby; but the Rights Agreement shall be for the sole and exclusive benefit of Colonial Energy, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Colonial Energy Common Shares).

      Section 10. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, the parties shall have caused this Amendment to be duly executed and the respective corporate seals to be hereto affixed and attested, all as of the day and year first above written.

Attest:                            COLONIAL GAS COMPANY


By__________________________	  By________________________
  Name:				                      Name:
  Title:			                      Title:


Attest:                             COLONIAL ENERGY

By__________________________	  By________________________
  Name:				                      Name:
  Title:			                      Title:



Attest:                            BANKBOSTON, N.A. (f/k/a/
                                   THE  FIRST  NATIONAL  BANK  OF
                                   BOSTON)

By__________________________	  By________________________
  Name:				                      Name:
  Title:			                      Title:


            [END OF EXHIBIT 10.2 TO COLONIAL ENERGY'S
               REGISTRATION STATEMENT ON FORM S-4]